UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2010

NEW CENTURY COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-09459	06-1034587
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9831 Romandel Ave.
Santa Fe Springs, California 90670
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 906-8455

Not applicable
(Former name or former address, if changed since last report.)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2010, our board of directors appointed the following new directors:

Jerrold S. Pressman, age 73, founded Master Protection Corporation, now a division of Tyco International Ltd. (NYSE: TYC), and served as its President and CEO for more than 20 years, expanding the business to one of the largest safety protection companies in the world, with more than 50 branch offices, 400 franchises and 2,000 trained technicians throughout the United States.  For more than 20 years, Mr. Pressman has been a principal investor and business advisor to True Position Technologies, Inc., a world-class manufacturer of precision machined parts and assemblies for the aircraft, aerospace, and commercial industries.  He has founded and served as Chairman of numerous companies in investment, technology and business development, including since 2003, EPD Investment Co., LLC, which funds private and public companies, and finances aerospace and other equipment leasing and acquisition.  Mr. Pressman served the Federal Government for a period of 10 years as Co-Chairman of the Board of Visitors, via appointments from two U.S. Presidents, and represented the Federal Emergency Management Agency (FEMA) with the U.S. Congress in implementing legislation throughout the country, and interfacing with state emergency management agencies.  He served on the staff of California State University, Los Angeles, as an Instructor and Chairman of the Research and Scholarship Committee.

Michael L. Goldberg, age 60, has served as a director and CEO of IDO Security Inc. (OTCBB: IDOI), which designs and develops electro-magnetic homeland security devices for airport screening, since July 2006.  He served as a director and qualified audit committee financial expert for aerospace company Kreisler Manufacturing Corporation (NASDAQ: KRSL), which manufactures precision machined components and high-quality engineered assemblies for military and commercial aircraft engines, from August 2003 to December 2006.  There and as a consultant for OAO Corporation, now the Technology Services unit of Lockheed Martin Corporation (NYSE: LMT), Mr. Goldberg has experience with the procurement, bidding and protest processes inherent in the aerospace industry as it relates to large contracts and the federal government.  OAO subcontractors included Digital Equipment Corporation, Hewlett- Packard Company (NYSE: HPQ), and User Technology Associates, Inc., now a division of DigitalNet Holdings, Inc. (NASDAQ: DNET).  Over a 25-year career, Mr. Goldberg has served as senior executive, legal counsel and advisor for numerous private and public companies.

James D. Henderson, age 64, served as Chief of the Los Angeles Strike Force on Organized Crime and Racketeering for the United States Department of Justice, with primary responsibility for the conduct of all federal law enforcement agency organized crime investigations and prosecutions in the Southwestern United States.  He also supervised and conducted covert operations throughout the United States which uncovered corruption by organized crime figures and government officials.  Mr. Henderson has more than 20 years in private practice, consulting clients extensively in the areas of U.S. Securities Exchange Act compliance for public companies, Federal Government contracts investigations, Foreign Corrupt Practices Act compliance, SEC investigations, international legal matters, and enforcement of Federal statutes and administrative regulations. He is a former member of the American Bar Association’s Grand Jury and Pretrial Procedures Committee, and maintains working contacts with U.S. Government attorneys and officials throughout the country.  Mr. Henderson holds a B.S. in Political Science from Northwestern University, and a J.D. from Arizona State University College of Law.

Michael C. Cabral, age 49, has over 30 years experience in the aerospace industry.  Mr. Cabral founded Precision Aerostructures, Inc., which holds multiple certifications and is approved as a direct supplier to the United States Department of Defense, in 2007.  He has designed, engineered and supplied precision aircraft assemblies, structural aircraft components, and precision machined details for Lockheed Martin Corporation (NYSE: LMT), L-3 Communications Holdings, Inc. (NYSE: LLL), the Middle River Aircraft Systems subsidiary of General Electric Company (NYSE: GE), and many other aerospace companies, defense contractors, and aircraft manufacturers around the world.  Mr. Cabral has been employed in various executive, manufacturing and quality engineering capacities with McDonnell Douglas, The Boeing Company (NYSE: BA), Hughes Helicopter Division, Honeywell International, Inc. (NYSE: HON), Allied Signal Division, and Goodrich Corporation (NYSE: GR), Rohr Industries Division, as well as serving with some of the country’s leading aerospace engineering and manufacturing subcontractors.

Randall D. Humphreys, age 55, founded and has served as Chairman and a Managing Director of Glenwood Capital, LLC, providing operational and turnaround management consulting, and principal investing in private and public companies, since 1997.  In 1996, Mr. Humphreys led the diversification effort of St. Joseph Light & Power Company, a 125 year old, New York Stock Exchange listed, investor owned utility.  Previously, he was a member of the investment team Brierley Investments Limited, North American operations, where he served as a senior officer and board member of BIL portfolio companies, including formation of strategic joint ventures.  Mr. Humphreys has served as a director or strategic advisor to multiple public and private companies.  He received a B.S. in Milling Science from Kansas State University.

Kenneth J. Koock, age 67, served as director and Vice-Chairman of M.H. Meyerson & Co., Inc. (NASDAQ: MHMY), a licensed broker-dealer and market maker in over 4,000 NASDAQ and over-the-counter securities, from 1977 to 2003.  Mr. Koock has been involved with raising hundreds of millions in equity funding through IPOs, follow-on public offerings and private placements.  He has served as Chairman of Angstrom Technologies, Inc., specializing in security and detection systems, since 2001, Co-Chairman of VSUS Technologies, Inc., and a director of several other public companies.  He previously served at numerous investment banks, and is a member of the Securities Traders Association of New York.  Mr. Koock received his B.A. from Duke University and J.D. from St. John’s University School of Law.

Our board has determined that all new the directors other than Mr. Cabral are independent under the standards of NYSE Amex and NASDAQ, and that Messrs. Pressman, Goldberg, Humphreys and Koock qualify as audit committee financial experts.

Each non-employee director received non-plan options to purchase one million shares of our common stock at $0.13 per share, vesting half on the first and half on the second anniversary of the grant date.

There are no family relationships between any of the new directors and any of our other directors or executive officers.  Other than stock options and Mr. Cabral’s employment compensation, no new director has had a material interest in any of our transactions since the beginning of our last fiscal year.

On April 5, 2010, Joseph Czikmantori resigned from our board of directors.  He remains an employee and our corporate Secretary.

Item 7.01  Regulation FD Disclosure

On April 8, 2010, we issued a press release announcing the board appointments described above, a copy of which is attached as Exhibit 99.1.

We undertake no obligation to update any information or forward looking statements except to the extent required by applicable law.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

No.	Description

99.1	Press release dated April 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY COMPANIES, INC.

Date: April 8, 2010	By:	/s/ DAVID DUQUETTE
David Duquette Chief Executive Officer